UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2004

(Date of Report)

UGI Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 N. Gulph Road

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

(610) 337-1000

(Registrant’s telephone number, including area code)

UGI Corporation	Form 8-K
Page 2	March 31, 2004

Item 2. Acquisition or Disposition of Assets.

On March 31, 2004 (the “Closing Date”), UGI Corporation (the “Registrant”), through its subsidiary, UGI Bordeaux Holding (as assignee of the Registrant’s subsidiary, UGI France, Inc. (“UGI France”)), completed its acquisition of the remaining outstanding 80.5% ownership interests of AGZ Holding, a French corporation and the parent company of Antargaz, a French corporation and a leading distributor of liquefied petroleum gases (“LPG”) in France, pursuant to the terms of (i) a Share Purchase Agreement dated as of February 17, 2004, by and among UGI France, the Registrant, PAI partners, a French corporation (“PAI”), and certain officers, directors and managers of AGZ Holding and Antargaz and their affiliates, and (ii) that certain Medit Joinder Agreement dated February 20, 2004, by and among UGI France, the Registrant, Medit Mediterranea GPL, S.r.L., a company incorporated under the laws of Italy (“Medit”), and PAI.

The acquisition was completed through the purchase of (a) approximately 78.3% of the issued and outstanding capital stock of AGZ Holding, approximately 68.5% of which was owned by PAI, and approximately 9.8% of which was owned by Medit, and (b) approximately 99.99% of the shares of the issued and outstanding capital stock of Financière AGZ, a French corporation, which owned approximately 2.2% of AGZ Holding’s issued and outstanding capital stock. Prior to the Closing Date, Financière AGZ’s shareholders included AGZ Holding, PAI, Medit, UGI France and certain individuals, including officers, directors and managers of AGZ Holding and Antargaz and their affiliates.

The purchase price on the Closing Date of €261.8 million (exclusive of expenses) is subject to post-closing working capital and net debt adjustments. The Registrant used the $230.2 million of net cash proceeds from its public offering of 7.5 million shares of its common stock in March 2004, and $89.0 million of available cash to pay the purchase price. The purchase price was negotiated at arms’ length by the Registrant with the other owners of AGZ Holding’s issued and outstanding capital stock.

The Registrant had initially invested in AGZ Holding in March 2001. It had accounted for its investment in AGZ Holding under the equity method of accounting because its membership on the Board of Directors of Antargaz gave it significant influence over Antargaz’s operating and financial policies. The Registrant intends to maintain Antargaz’s LPG distribution business.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

The consolidated financial statements of AGZ Holding as of March 31, 2003, and the related consolidated statements of operations and cash flows for the year then ended, together with the report of PricewaterhouseCoopers Audit and Barbier Frinault & Autres – Ernst & Young with respect thereto are incorporated herein by reference from the Registrant’s Registration Statement on Form S-3, File No. 333-112132, as amended (the “Registration Statement”).

UGI Corporation	Form 8-K
Page 3	March 31, 2004

The unaudited consolidated financial statements of AGZ Holding as of December 31, 2003, and the related consolidated statements of operations and cash flows for the nine months ended December 31, 2003 and 2002, are incorporated herein by reference from the Registration Statement.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of UGI Corporation, reflecting the acquisition of AGZ Holding as of December 31, 2003 and for the three months ended December 31, 2003 and the fiscal year ended September 30, 2003, are incorporated herein by reference from Exhibit 99.2 to this Current Report.

(c) Exhibits.

10.1	Share Purchase Agreement (the “Share Purchase Agreement”), dated as of February 17, 2004, by and among UGI France, the Registrant, PAI and certain officers, directors and managers of AGZ Holding and Antargaz and their affiliates.

10.2	List of exhibits and schedules to the Share Purchase Agreement omitted from this filing. The Registrant hereby undertakes, pursuant to Regulation S-K Item 601(b)(2), to furnish any such exhibits and schedules to the Commission supplementally upon request.

10.3	Medit Joinder Agreement, dated February 20, 2004, by and among UGI France, the Registrant, Medit and PAI.

10.4	List of annexes to the Medit Joinder Agreement omitted from this filing. The Registrant hereby undertakes, pursuant to Regulation S-K Item 601(b)(2), to furnish any such annexes to the Commission supplementally upon request.

23.1	Consent of PricewaterhouseCoopers Audit.

23.2	Consent of Barbier Frinault & Autres, Ernst & Young.

99.1	Text of news release issued by UGI Corporation dated March 31, 2004.

99.2	Unaudited pro forma condensed combined financial statements of UGI Corporation reflecting the acquisition of AGZ Holding as of December 31, 2003 and for the three months ended December 31, 2003 and the fiscal year ended September 30, 2003.

UGI Corporation	Form 8-K
Page 4	March 31, 2004

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation
(Registrant)

By:	/s/ Michael J. Cuzzolina
Michael J. Cuzzolina
Vice President-Accounting and Financial Control

Date: April 15, 2004

EXHIBIT INDEX

10.1	Share Purchase Agreement dated as of February 17, 2004 by and among UGI France, the Registrant, PAI, and certain officers, directors and managers of AGZ Holding and Antargaz and their affiliates.

10.2	List of exhibits and schedules to the Share Purchase Agreement omitted from this filing. The Registrant hereby undertakes, pursuant to Regulation S-K Item 601(b)(2), to furnish any such exhibits and schedules to the Commission supplementally upon request.

10.3	Medit Joinder Agreement dated February 20, 2004, by and among UGI France, the Registrant, Medit and PAI.

10.4	List of annexes to the Medit Joinder Agreement omitted from this filing. The Registrant hereby undertakes, pursuant to Regulation S-K Item 601(b)(2), to furnish any such annexes to the Commission supplementally upon request.

23.1	Consent of PricewaterhouseCoopers Audit.

23.2	Consent of Barbier Frinault & Autres, Ernst & Young.

99.1	Text of news release issued by UGI Corporation dated March 31, 2004.

99.2	Unaudited pro forma condensed combined financial statements of UGI Corporation reflecting the acquisition of AGZ Holding as of December 31, 2003 and for the three months ended December 31, 2003 and the fiscal year ended September 30, 2003.